Exhibit 10.6

(a) Prior to the Facility Increase Expiration

Date, $275,000,000, and (b) on and after the
Facility Increase Expiration

Date, $225,000,000; provided, however,
that the sum of the Commitments of
the Investors and the Lender shall not
exceed the Facility Amount.

March 31, 1999

AMENDED, RESTATED AND SUBSTITUTED

VFCC STRUCTURED NOTE

THIS AMENDED, RESTATED AND SUBSTITUTED VFCC STRUCTURED NOTE (THE “VFCC STRUCTURED NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS AND THE BORROWER (AS DEFINED BELOW) HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS VFCC STRUCTURED NOTE MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS EXCEPT IN A TRANSACTION THAT IS EXEMPTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS VFCC STRUCTURED NOTE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN FUNDING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IN NO EVENT SHALL THE BORROWER (DEFINED BELOW) BE ENTITLED TO HAVE ADVANCES MADE TO IT UNDER THIS VFCC STRUCTURED NOTE AND THE FUNB STRUCTURED NOTE IN AN AGGREGATE AMOUNT IN EXCESS OF THE FACILITY AMOUNT (AS DEFINED IN THE LOAN FUNDING AND SERVICING AGREEMENT (AS DEFINED BELOW)).

FOR VALUE RECEIVED, ACS FUNDING TRUST I, a Delaware business trust (the “Borrower”), promises to pay to FIRST UNION SECURITIES, INC. (successor-in-interest to First Union Capital Markets Corp.), as the deal agent for the Lenders (the “Deal Agent”), or the Lenders’ assigns, the principal sum of (a) prior to the Facility Increase Expiration Date, TWO HUNDRED AND SEVENTY–FIVE MILLION DOLLARS ($275,000,000) and (b) on and after the Facility Increase Expiration Date, TWO HUNDRED AND TWENTY–FIVE MILLION DOLLARS ($225,000,000) or, if less, the unpaid principal amount of the aggregate advances (“Advances”) made by the Lenders (as defined below) to the Borrower pursuant to the Loan Funding and Servicing Agreement (as defined below), as set forth on the attached Schedule, on the dates specified in Section 2.6 of the Loan Funding and Servicing Agreement, and to pay interest on the unpaid principal amount of each Advance on each day that such unpaid principal amount is outstanding at the Interest Rate related to such Advance as provided in the Loan

Funding and Servicing Agreement on each Payment Date and each other dates specified in the Loan Funding and Servicing Agreement.

This VFCC Structured Note is issued pursuant to the Loan Funding and Servicing Agreement, dated as of March 31, 1999, as amended by Amendment No. 1, dated as of June 30, 1999, Amendment No. 2, dated as of September 24, 1999, Amendment No. 3, dated as of December 14, 1999, Amendment No. 4, dated as of June 16, 2000, Amendment No. 5, dated as of December 20, 2000, Amendment No. 6, dated as of March 29, 200 1, Amendment No. 7, dated as of April 19, 200 1, Amendment No. 8, dated as of January 15, 2002, Amendment No. 9, dated as of March 29, 2002 and Amendment No. 10, dated as of June 24, 2002 (as amended, modified, waived, supplemented, or restated from time to time, the “Loan Funding and Servicing Agreement”), by and among the Borrower, American Capital Strategies, Ltd., as servicer, Variable Funding Capital Corporation, as a lender, the Investors named therein, Wells Fargo Bank Minnesota, National Association (f/k/a Norwest Bank Minnesota, National Association), as backup servicer and as collateral custodian, the Deal Agent, and Wachovia Bank, National Association (f/k/a First Union National Bank), as a lender and as liquidity agent. Capitalized terms used but not defined in this VFCC Structured Note are used with the meanings ascribed to them in the Loan Funding and Servicing Agreement.

Notwithstanding any other provisions contained in this VFCC Structured Note, if at any time the Interest Rate payable by the Paying Agent on behalf of the Borrower under this VFCC Structured Note, when combined with any and all other charges provided for in this VFCC Structured Note, in the Loan Funding and Servicing Agreement or in any other document (to the extent such other charges would constitute interest for the purpose of any applicable law limiting interest that may be charged on this VFCC Structured Note), exceeds the highest rate of interest permissible under applicable law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be exceeded the Interest Rate under this VFCC Structured Note shall be equal to the Maximum Lawful Rate. If at any time thereafter the Interest Rate payable under this VFCC Structured Note is less than the Maximum Lawful Rate, the Paying Agent on behalf of the Borrower shall continue to pay Interest under this VFCC Structured Note at the Maximum Lawful Rate until such time as the total Interest paid by the Paying Agent on behalf of the Borrower is equal to the total Interest that would have been paid had applicable law not limited the Interest Rate payable under this VFCC Structured Note. In no event shall the total Interest received by the Lenders under this VFCC Structured Note exceed the amount which such Lenders could lawfully have received had the Interest due under this VFCC Structured Note been calculated since the date of this VFCC Structured Note at the Maximum Lawful Rate.

Payments of the principal of, and Interest on, the Advances by the Lenders and represented by this VFCC Structured Note shall be made by the Paying Agent on behalf of the Borrower to the holder or holders hereof by wire transfer of immediately available funds in the manner and at the address specified for such purpose as provided in the Loan Funding and Servicing Agreement, or in such manner or at such other address as the holder or holders of this VFCC Structured Note shall have specified in writing to the Borrower for such purpose, without the presentation or surrender of this VFCC Structured Note or the making of any notation on this VFCC Structured Note.

If any payment under this VFCC Structured Note falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day and Interest shall be payable on any principal so extended at the applicable Interest Rate.

If all or a portion of (i) the principal amount hereof or (ii) any Interest payable thereon or (iii) any other amounts payable hereunder shall not be paid when due (whether at maturity, by acceleration or otherwise), such overdue amount shall bear Interest at a rate per annum that is equal to the Base Rate plus 1.0%, in each case from the date of such non–payment to (but excluding) the date such amount is paid in full.

Portions or all of the principal amount of the VFCC Structured Note shall become due and payable at the time or times set forth in the Loan Funding and Servicing Agreement. Any portion or all of the principal amount of this VFCC Structured Note may be prepaid, together with Interest thereon (and, as set forth in the Loan Funding and Servicing Agreement, certain costs and expenses of the Lenders) at the time and in the manner set forth in, but subject to the provisions of, the Loan Funding and Servicing Agreement.

The Borrower expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this VFCC Structured Note.

All amounts evidenced by this VFCC Structured Note, the Advances, Advances Outstanding and all payments and prepayments of the principal hereof and the respective dates and maturity dates thereof shall be endorsed by the Deal Agent, as agent for the Lenders, on the Schedule attached hereto and made a part hereof or on a continuation thereof, which shall be attached hereto and made a part hereof or otherwise recorded in its internal books or records or computer system; provided, however, that the failure of the Deal Agent to make such a notation or recordation shall not in any way limit or otherwise affect the obligations of the Borrower under this VFCC Structured Note as provided in the Loan Funding and Servicing Agreement.

The holder or holders hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advance, Advances Outstanding or the Commitment represented by this VFCC Structured Note. All transfers and pledges of this VFCC Structured Note must be done in compliance with the Securities Act, applicable state securities laws and Article 8 of the UCC.

This VFCC Structured Note is secured by the security interests granted pursuant to Section 2.9 of the Loan Funding and Servicing Agreement. The holder or holders of this VFCC Structured Note are entitled to the benefits of the Loan Funding and Servicing Agreement and may enforce the agreements of the Borrower contained in the Loan Funding and Servicing Agreement and exercise the remedies provided for by, or otherwise available in respect of, the Loan Funding and Servicing Agreement, all in accordance with, and subject to the restrictions contained in, the terms of the Loan Funding and Servicing Agreement. If a Termination Event shall occur and the Termination Date has been declared or has otherwise occurred, the unpaid balance of the principal of all Advances, together with accrued Interest thereon, shall be declared, and become, due and payable in the manner and with the effect provided in the Loan Funding and Servicing Agreement.

This VFCC Structured Note is one of the “Structured Notes” referred to in Section 2.5 of the Loan Funding and Servicing Agreement. THIS VFCC STRUCTURED NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

This VFCC Structured Note is intended to be and is a replacement of the VFCC Structured Note, dated March 31, 1999, in the maximum principal amount of $225,000,000 (the “Replaced Note”‘). This VFCC Structured Note evidences the same indebtedness and is secured by the same Collateral securing the Replaced Note and is not intended to constitute a novation in any manner.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this VFCC Structured Note as on the date first written above.

ACS FUNDING TRUST I

By:
Name:
Title:

Schedule attached to Amended, Restated and Substituted VFCC Structured Note dated March 31, 1999 of ACS Funding Trust I payable to the order of First Union Securities, Inc., as the Deal Agent
Advances Outstanding as of June24, 2002 (Date of Amendment No. 10)		$

Date of Advance or Repayment	Principal Amount of Advance	Principal Amount of Repayment	Advances Outstanding